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                                                                    EXHIBIT 23.4

(GLJ LOGO)                                      Principal Officers:
               Petroleum                        Harry Jung, P. Eng.
               Consultants                        President, C.E.O.
                                                Dana B. Laustsen, P. Eng.
                                                  Executive V.P., C.O.O.
                                                Keith M. Braaten, P. Eng.
                                                  Executive V.P.

                                                Officers / Vice Presidents:
                                                Terry L. Aarsby, P. Eng.
                                                Jodi L. Anhorn, P. Eng.
                                                Neil I. Dell, P. Eng.
                                                David G. Harris, P. Geol.
                                                Myron J. Hladyshevsky, P. Eng.
                                                Bryan M. Joa, P. Eng.
                                                John H. Stilling, P. Eng.
                                                Douglas R. Sutton, P. Eng.
                                                James H. Willmon, P. Eng.

                                LETTER OF CONSENT

TO: SUNWING ENERGY LTD. AND THE BOARD OF DIRECTORS OF CHINA MINERAL ACQUISITION CORPORATION


Dear Sirs/Mesdames:

                       RE: FORM S-4 REGISTRATION STATEMENT

We refer to the Registration Statement on Form S-4 (the "Form S-4") dated May 12, 2006 relating to the proposed acquisition by China Mineral Acquisition Corporation of all the outstanding shares of Sunwing Energy Ltd.

We hereby consent to the use in this Form S-4 of our January 27, 2006 report on reserves estimates ("our Opinion") for the China operations of Sunwing Energy Ltd.

We confirm that we have read the Form S-4 and that we have no reason to believe that there are any misrepresentations in the information contained in this Form S-4 that are derived from our Opinion or within our knowledge as a result of the services that we performed to render our Opinion.

This letter is solely for the information of the addressees and is not to be relied upon for any other purpose.

                                   Yours very truly,

                                   GLJ PETROLEUM CONSULTANTS LTD.

                                   "ORIGINALLY SIGNED BY"

                                   Bryan M. Joa, P. Eng.
                                   Vice-President

Dated:  May 12, 2006
Calgary, Alberta
CANADA